UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

VORTEX RESOURCES CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.

Convertible Debenture Financing

Vortex Resources Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Buyer”) on September 25, 2008 for the sale of up to $2,750,000 in convertible notes (the “Notes”). Pursuant to the terms of the Agreement, the Company and the Buyer closed on the sale and purchase of $1,600,000 in Notes on September 25, 2008. The Buyer exercised its option to close on a second financing for $400,000 in Notes on October 28, 2008 and still holds an option to close on additional financing for $750,000 in Notes.

The terms of the second financing for $400,000 are identical to the terms of the $1,600,000 Note, as disclosed in detail on the Company filing on October 2, 2008 on Form 8-K - Unregistered Sale of Equity Securities, Financial Statements and Exhibits. The Notes are convertible into our common stock, at the Buyer's option, at a conversion price equal to 85% of the volume weighed average price for the ten days immediately preceeding the conversion but in no evvent below a price of $2.00 per share.

As of the date hereof, the Company is obligated on the Notes issued to the Buyer in connection with this offering. The Notes are a debt obligation arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

The Notes were offered and sold to the Buyer in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Buyer is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Memorandum of Understanding - Blackhawk Investments Limited

On September 2, 2008, the Company entered into a Memorandum of Understanding (the “MOU”) to enter into a definitive asset purchase agreement with Blackhawk Investments Limited, a Turks & Caicos company (“Blackhawk”) based in London, England, as reported by the Company in September 4, 2008 on Form 8-K - Other Events.

The MOU was amended on October 28, 2008 to reflect the terms below.

In consideration of Blackhawk exercising its option to acquire the leases and transferring such leases to the Company, the Company will pay $130,000,000 by issuing Blackhawk or its designees shares of common stock of the Company using a price per share of $1.50 resulting in the issuance of 86,666,667 shares of common stock. However, the number of shares to be delivered shall be adjusted on the six month anniversary of the closing of the asset acquisition (the “Closing”), using the volume weighted average price for the six months following the Closing. Blackhawk, SSL, NT Energy, Sandhaven and the advisors described below as well as each of the officers, directors and affiliates of the aforementioned will agree to not engage in any activities in the stock of the Company.

In addition, the Company will be required to pay fees to two advisors of $4,400,000 payable with the Company shares, and, therefore, issue an additional 2,933,333 of the Company shares of common stock, along with 300% warrant coverage, representing warrants to purchase an aggregate of 8,799,999 shares of common stock on a cashless basis for a period of two years with an exercise price of $2.00 per share, if the transaction closes. Although both parties have agreed to obtain shareholder approval prior to the Closing, the Company is not required by any statute to do so.

The above transaction is subject to the drafting and negotiation of a final definitive agreement, performing due diligence as well as board approval of the Company. The closing of the acquisition is required to occur no later than November 30, 2008. NT Energy is required to be in good standing, file its most recent tax returns and deliver audited financial statements.

Upon successful closing of the above transaction, the Company will grant TransGlobal Financial LLC, a California limited liability company (“TransGlobal”), a 20% carried interest in the transaction, as disclosed by the Company filing on Form 8-K on July 17, 2008. Mr. Mike Mustafoglu, the Chairman of the Board of Directors of the Company, is an executive officer, director and shareholder of TransGlobal.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description

4.1	Securities Purchase Agreement entered by and between Vortex Resources Corp. and Trafalgar Capital Specialized Investment Fund, Luxembourg dated September 25, 2008 (1)

4.2	Convertible Note issued to Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

4.3	Security Agreement entered by and between Vortex Resources Corp. and Trafalgar Capital Specialized Investment Fund, Luxembourg dated September 25, 2008 (1)

4.4	Pledge Agreement entered by and between Vortex Resources Corp. and Trafalgar Capital Specialized Investment Fund, Luxembourg dated September 25, 2008 (1)

(1) Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on October 2, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

Date: October 31, 2008 Beverly Hills, California	By:	/s/ ROBIN ANN GORELICK
Name: Robin Ann Gorelick
Title: Corporate Secretary